Exhibit 4.16.8

                                                                  EXECUTION COPY


                                 AMENDMENT NO. 5
                               TO CREDIT AGREEMENT


     AMENDMENT NO. 5 TO CREDIT AGREEMENT (this "Amendment"), dated as of June 13, 2005, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto and the Administrative Agent entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make term loans to the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE,  subject to the conditions precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1. Annex A to the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

          "Fifth Amendment Effective Date" means the date that Amendment No. 5 to Credit Agreement, dated as of June 13, 2005, becomes effective.

          "'Rubber and Felt Business" means, collectively, the rubber and felt carpet cushion businesses of Foamex.

          "Rubber and Felt Business Sale" means the sale on April 29, 2005 by Foamex to Leggett & Platt, Incorporated of the Rubber and Felt Business.

     2.2. The definition of "Additional Term Loan Funding Conditions" in Annex A to the Credit Agreement is hereby amended by deleting clauses (ii), (iii), (iv),
(v), (vi) and (vii) thereof and renumbering clause (viii) as clause (ii).

     2.3. The definition of "Borrowing Cutoff Amount" in Annex A to the Credit Agreement is hereby amended by adding the following parenthetical clause after the phrase "an amount equal to EBITDA" in clause (v) thereof: "(provided that, clause (ix) of the definition of EBITDA shall not be applicable to the calculation of EBITDA for this purpose)" and by replacing the table set forth therein with the following table:

     Relevant EBITDA Fiscal Month                               Amount
     ----------------------------                               ------

     Fiscal month of Foamex ending October 26, 2003             3.50
     and each fiscal month of Foamex ending
     thereafter through and including the fiscal month of Foamex ending March 28, 2004

     Fiscal month of Foamex ending April 25, 2004               3.25
     and each fiscal month of Foamex ending
     thereafter through and including the fiscal month of Foamex ending August 22, 2004

     Fiscal month of Foamex ending September 26,                3.50
     2004 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending January 2, 2005

     Fiscal month of Foamex ending January 30, 2005             3.55

     Fiscal month of Foamex ending February 27, 2005            4.10

     Fiscal month  of Foamex ending April 3, 2005               4.35

     Fiscal month of Foamex ending May 1, 2005                  4.50

     Fiscal month of Foamex ending May 29, 2005                 4.60

     Fiscal month of Foamex ending July 3, 2005                 5.00

     Fiscal month of Foamex ending July 31, 2005                5.00

     Fiscal month of Foamex ending August 28, 2005              4.90

     Fiscal month of Foamex ending October 2, 2005              4.85


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

     Relevant EBITDA Fiscal Month                               Amount
     ----------------------------                               ------

     Fiscal month of Foamex ending October 30, 2005             4.75

     Fiscal month of Foamex ending December 4, 2005             4.50
     and each fiscal month of Foamex ending
     thereafter through and including the fiscal month of Foamex ending January 29, 2006

     Fiscal month of Foamex ending February 26,                 4.25
     2006 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending April 30, 2006

     Fiscal month of Foamex ending May 28, 2006 and             3.90
     each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending July 30, 2006

     Fiscal month of Foamex ending August 27, 2006              3.55
     and each fiscal month of Foamex ending
     thereafter through and including the fiscal month of Foamex ending October 29, 2006

     Fiscal month of Foamex ending December 4, 2006             3.45
     and each fiscal month of Foamex ending
     thereafter through and including the fiscal month of Foamex ending April 29, 2007

     Fiscal month of Foamex ending May 27, 2007 and             3.25
     each fiscal month of Foamex ending thereafter

     2.4. The definition of "EBITDA" in Annex A to the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (vi) thereof and substituting a comma therefor, and (ii) adding the language ", (viii) as disclosed in writing by Foamex to the

Administrative  Agent and the Lenders in that certain letter dated June 10, 2005
(a) the charge in an amount equal to $2,600,000 applicable to the fiscal month of Foamex ended May 29, 2005 and (b) a charge in an amount up to $6,500,000, plus the aggregate amount of fees and expenses incurred by Foamex in connection with Amendment No. 5 to this Agreement and Amendment No. 5 to the Working Capital Agreement, applicable to the fiscal month of Foamex ended July 3, 2005, and (ix) for purposes of determining the Fixed Charge Coverage Ratio for any fiscal period ending on or prior to October 1, 2006, the following shall be added to EBITDA for the respective fiscal period: an amount equal to $3,400,000 applicable to the fiscal quarter of Foamex ended July 3, 2005, an amount equal to $5,300,000 applicable to the fiscal quarter of Foamex ended October 2, 2005, an amount equal to $8,100,000 applicable to the fiscal quarter of Foamex ended January 1, 2006, an amount equal to $9,200,000 applicable to the fiscal quarter of Foamex ended April 2, 2006, an amount equal to $7,300,000 applicable to the fiscal quarter of Foamex ended July 2, 2006, and an amount equal to $5,700,000 applicable to the fiscal quarter of Foamex ended October 1, 2006 reflecting the effect of the Rubber and Felt Business Sale as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated June 10, 2005" immediately before the period at the end of such definition.

     2.5. Section 1.1(f) of the Credit Agreement is hereby amended by deleting clause (ii) thereof, and renumbering clauses (iii) and (iv) thereof as clauses
(ii) and (iii) respectively.

     2.6. Section 2.3 of the Credit Agreement is hereby amended by adding the following two sentences at the end thereof:

     The Borrowers agree, jointly and severally, to pay the Administrative Agent the fees and compensation as set forth in the fee letter, dated the Fifth Amendment Effective Date, between the Administrative Agent and the Borrowers (the "Fifth Amendment Fee Letter") with such fees and other compensation to be payable at such times as provided in the Fifth Amendment Fee Letter. The fees and compensation set forth in the Fifth Amendment Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof. The fees and other compensation set forth in the Fifth Amendment Fee Letter are in addition to the fees and other compensation set forth in the Fee Letter.

     2.7. Section 3.3(d) of the Credit Agreement is hereby amended by (a) adding the phrase "(A) an amount not to exceed $17,000,000 in the aggregate, to be used by Foamex for working capital and general corporate purposes permitted hereunder (provided that, at the time of such usage, the amount necessary to repay in full the outstanding Foamex 13 1/2% Subordinated Notes at the scheduled maturity thereof and pay fees and expenses incurred in connection therewith does not exceed the sum of the undrawn amount of the Additional Term Loans plus the unapplied portion of the proceeds from the Rubber and Felt Business Sale), or
(B)" immediately after the words "second, at the option of Foamex" at the beginning of clause second of the fifth sentence thereof, and (b) amending and restating the sixth sentence thereof to read as follows:

     If Foamex elects pursuant to clause "second" of the previous sentence to repurchase or repay Foamex 13 1/2% Subordinated Notes and/or repay principal on Additional Term Loans and the Working Capital Term Loans and/or use


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


     proceeds for working capital and general corporate purposes with proceeds from the disposition of Designated Assets, to the extent permitted hereunder and following the application of Net Proceeds from the disposition of such Designated Assets in accordance with clause "first" of the previous sentence and pending such repurchase, repayment and/or use for working capital and general corporate purposes, the remaining proceeds of such disposition shall be applied to repay or prepay Working Capital Revolving Loans to the extent outstanding (subject to the proviso in the last sentence of Section 3.3(a), without reduction of the Maximum Revolver Amount (as defined in the Working Capital Agreement) or the establishment of a Permanent Reserve) and the Working Capital Agent shall implement a Reserve of the type specified in clause (ii) of the definition thereof in the Working Capital Agreement in the amount of such proceeds so applied to repay or prepay Working Capital Revolving Loans (which Reserve shall (x) be implemented to permit Foamex to borrow Working Capital Revolving Loans against such Reserve (provided, that the aggregate amount of such Working Capital Revolving Loans borrowed may not exceed the original amount of such Reserve) to repurchase or repay Foamex 13 1/2% Subordinated Notes in accordance with Section 7.12(E) and/or to repay principal on Additional Term Loans and the Working Capital Term Loans made on the Closing Date and/or use proceeds for working capital and general corporate purposes in accordance with clause "second" of the previous sentence, as appropriate, so long as on the date of such borrowing and repurchase or repayment the conditions precedent to the borrowing of such Working Capital Revolving Loans specified in Section 8.2 of the Working Capital Agreement are satisfied, and (y) be reduced dollar for dollar by the amount of the Working Capital Revolving Loans so made and used for such purpose).

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions precedent are satisfied:

     3.1. Counterparts of this Amendment executed by the Borrowers, the Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2. The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Working Capital Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3. The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Working Capital Agreement, consenting to this Amendment and providing for amendments to the Working Capital Agreement consistent with the amendments herein contemplated, which amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.


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



     3.4. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a fully executed copy of the Fifth Amendment Fee Letter, and the Administrative Agent shall have received payment of all fees payable thereunder.

     3.5. All proceedings taken in connection with the execution of this Amendment, the Credit Agreement as amended by this Amendment, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     SECTION 4. CONSENT TO AMENDMENTS TO WORKING CAPITAL AGREEMENT.

     4.1. Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Working Capital Agreement, a copy of which is attached as Exhibit A hereto.

     4.2. Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

     7.1. [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                               FOAMEX L.P.

                               By:  FMXI, Inc., its Managing General Partner


                                    By:     /s/ George L. Karpinski
                                            --------------------------------
                                    Title:  Vice President
                                            --------------------------------


                               FMXI, INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------


                               FOAMEX INTERNATIONAL INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Senior Vice President
                                       --------------------------------


                               FOAMEX CANADA INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Treasurer
                                       --------------------------------


                               FOAMEX CAPITAL CORPORATION


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------


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

                               FOAMEX LATIN AMERICA, INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------


                               FOAMEX MEXICO, INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------


                               FOAMEX MEXICO II, INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------


                               FOAMEX ASIA, INC.


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------


                               FOAMEX CARPET CUSHION LLC


                               By:     /s/ George L. Karpinski
                                       --------------------------------
                               Title:  Vice President
                                       --------------------------------

                               SILVER POINT FINANCE, LLC,
                                  as Administrative Agent


                               By:     /s/ Jeffrey A. Gelfand
                                       --------------------------------
                               Title:  Authorized Signatory
                                       --------------------------------

                               FIELD POINT I, LTD.


                               By:     /s/ Jeffrey A. Gelfand
                                       --------------------------------
                               Title:  Authorized Signatory
                                       --------------------------------

                               FIELD POINT II, LTD.


                               By:     /s/ Jeffrey A. Gelfand
                                       --------------------------------
                               Title:  Authorized Signatory
                                       --------------------------------

                               SIL LOAN FUNDING LLC

                               By:     /s/ Jennifer M. Parker
                                       --------------------------------
                               Title:  Attorney-in-fact
                                       --------------------------------


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



                               SSIG SPF ONE LQ, LLC

                               By:     /s/ Albert Dombrowski
                                       --------------------------------
                               Title:  Authorized Signatory
                                       --------------------------------


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


                               SPCP GROUP, LLC


                               By:     /s/ Jeffrey A. Gelfand
                                       --------------------------------
                               Title:  Authorized Signatory
                                       --------------------------------

                               SPCP GROUP III, LLC


                               By:     /s/ Jeffrey A. Gelfand
                                       --------------------------------
                               Title:  Authorized Signatory
                                       --------------------------------


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